EXHIBITS

AMERICANN, INC.

REGISTRATION STATEMENT ON FORM S-1

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated January 15, 2019 with respect to the audited consolidated financial statements of AmeriCann, Inc. and subsidiaries as of September 30, 2018 and 2017, and for the years then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 30, 2019